EXHIBIT 10.24

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”), dated as of September 1, 2022, is made by and between The Healing Company Inc. a Nevada corporation (the “Company”) and Simon Belsham (the “Executive”).

RECITALS

WHEREAS, reference is made to that certain Employment Agreement, dated as of November 27, 2021, by and between the Company and the Executive (as heretofore and hereafter amended, the “Employment Agreement”);

WHEREAS, the parties hereto desire to amend certain terms of the Employment Agreement as hereinafter provided.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties covenant and agree as follows:

AGREEMENT

1.	Amendments.

(a)	Section 1 of the Employment Agreement is hereby amended as follows:

The “Effective Date” shall mean September 7, 2021.

(b)	The first sentence of Section 2(a) of the Employment Agreement is hereby amended to read as follows:

“The Company will pay you a base salary at the rate of four hundred thousand dollars ($400,000) for the first two years following the Effective Date and five hundred thousand dollars ($500,000) for the third year following the Effective Date, payable in accordance with the regular payroll practices of the Company (the "Base Salary").”

(c)	The second sentence of Section 2(b) of the Employment Agreement is hereby amended to read as follows:

“For the second year following the Effective Date completed during your employment under this Agreement you will be eligible to earn an annual bonus, with a maximum pay-out opportunity of two hundred thousand dollars ($200,000) (the "Bonus").”

(d)	Section 2(f) of, and Annex A to, the Employment Agreement are hereby deleted in their entirety.

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(e)

As of the date of this Amendment, you are hereby granted 1,000,000 shares of restricted common stock (the "Equity Grant"), subject to a restricted stock award agreement containing substantially the terms set forth in the table below:

Vesting Schedule

25% shall vest as of the date of this Amendment.

The remaining 75% shall vest 1/36th monthly over the following three-year period starting on the one-month anniversary of this Amendment (full vesting 3 years from the date of this Amendment). For the avoidance of doubt, on each of the first 35 vesting dates, 20,834 shares shall vest and on the final vesting date, 20,810 shares shall vest.

83b Election and Valuation

For purposes of this Amendment, the 409A valuation report, dated August 29, 2022, with a valuation analysis date as of October 31, 2021, prepared by Cherry Bekaert LLP indicating that the fair market value of a share of the Company’s common stock, as of October 31, 2021, was $0.001 shall apply so that you may file an 83b election within 30 days of the grant.

Termination of Employment

See employment agreement:

Acceleration of vesting if terminated without Cause (including non-renewal by the Company), resignation with Good Reason or death or Disability (“Qualifying Termination”).

The Company will not have repurchase/call rights on the vested shares if terminated without Cause or if you resign for Good Reason.

If terminated by the Company for Cause, vested and unvested shares are forfeited.

Change of Control/Sale Provisions	Tag-along and Drag-along; piggyback registration rights.

2.	Effect of Amendment. Except as provided in this Amendment, all of the terms and conditions of the Employment Agreement shall remain in full force and effect.

3.

Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument, and delivery of executed signature pages hereof by telecopy or other electronic transmission from one party to another shall constitute effective and binding execution and delivery, respectively, of this Amendment by such party.

[SIGNATURE PAGES FOLLOW]

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THE HEALING COMPANY INC.		EXECUTIVE

By:	/s/ Amit Kapur	By:	/s/ Simon Belsham
Name:	Amit Kapur	Name:	Simon Belsham
Title:	Chief Financial Officer

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